AMENDMENT NO. 1

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AMENDMENT NO. 1 TO FUND OF FUNDS INVESTMENT AGREEMENT (the “Amendment”) is made as of the 14th day of July 2022, by and among each registered open-end investment company (each, a “Registrant”), on behalf of each portfolio series of each such Registrant listed on Schedule A or Schedule B thereto, or if the relevant Registrant has no portfolio series, then the relevant Registrant (as applicable, each an “Acquiring Fund” or “Acquired Fund” pursuant to the applicable schedule thereto), each severally and not jointly.

WHEREAS, the Registrants entered into that certain Fund of Funds Investment Agreement dated as of January 19, 2022, as may be amended from time to time (the “Agreement”);

WHEREAS, Section 9(d) of the Agreement provides that the Agreement may be amended by a writing that is signed by each affected party;

WHEREAS, the Registrants each desire to amend the Agreement to add BlackRock Funds V as a “Registrant” under the Agreement (“New Registrant”), on behalf of itself and BlackRock High Yield Bond Portfolio (“New Acquired Fund”), pursuant to the terms and conditions contained therein; and

WHEREAS, New Registrant, on behalf of itself and the New Acquired Fund, desires to become a party to the Agreement pursuant to the terms and conditions contained therein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree to the following:

I. JOINDER AND AMENDMENT

(a)    Joinder. The parties hereto agree that, effective upon execution of this Amendment, the New Registrant, on behalf of itself and the New Acquired Fund, shall become a party to the Agreement and shall thereafter be a “Registrant” and its series an “Acquired Fund” (as such terms are defined and used in the Agreement), and shall be bound by all covenants, agreements, terms and conditions applicable to it as set forth therein and herein.

(b)    Amended Schedule B. The current Schedule B to the Agreement is hereby deleted in its entirety, and the new Schedule B attached hereto is substituted in lieu thereof and shall hereafter constitute Schedule B to the Agreement.

II. MISCELLANEOUS

(a)    No Further Amendment. Except as expressly amended hereby, the Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement.

(b)    Representations and Warranties. All representations and warranties contained in the Agreement are true and correct in all respects as of the date hereof.

(c)    Effect of Amendment. This Amendment shall form a part of the Agreement for all purposes and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

(d)    Governing Law. This Amendment shall be governed by and construed in accordance with the laws governing the Agreement.

(e)    Separability Clause. If any provision of this Amendment is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof and the provisions of the Agreement will be considered severable and will not be affected thereby, and every remaining provision hereof and provision of the Agreement will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(f)    Counterparts. This Amendment may be executed in two or more counterparts, including electronically scanned copies thereof sent by electronic mail, each of which is deemed an original but all of which together constitute one and the same instrument.

(g)    Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EACH ACQUIRING FUND REGISTRANT LISTED ON SCHEDULE A HERETO, ON BEHALF OF ITSELF AND ITS RESPECTIVE SERIES LISTED ON
SCHEDULE A, Severally and Not Jointly

/s/ Timothy Clemens
Name:	Timothy Clemens
Title:	Executive Director

THE FOLLOWING ACQUIRED FUND REGISTRANTS LISTED ON SCHEDULE B HERETO, EACH ON BEHALF OF ITSELF AND ITS APPLICABLE SERIES LISTED ON
SCHEDULE B, Severally and Not Jointly

BlackRock ETF
Trust BlackRock
ETF Trust II

By: /s/ Jennifer McGovern
Name:	Jennifer McGovern
Title:	Vice President

THE FOLLOWING ACQUIRED FUND REGISTRANTS LISTED ON SCHEDULE B HERETO, EACH ON BEHALF OF ITSELF AND ITS APPLICABLE SERIES LISTED ON
SCHEDULE B, Severally and Not Jointly iShares Trust iShares, Inc. iShares U.S. ETF Trust

By: /s/ Paul C. Lohrey
Name:	Paul C. Lohrey
Title:	Assistant Secretary

NEW REGISTRANT:

THE FOLLOWING ACQUIRED FUND REGISTRANT LISTED ON SCHEDULE B HERETO, ON BEHALF OF ITSELF AND ITS APPLICABLE SERIES LISTED ON
SCHEDULE B, Severally and Not Jointly

BlackRock Funds V

By: /s/ Jennifer McGovern
Name:	Jennifer McGovern
Title:	Vice President

Schedule A: Acquiring Funds

JPMorgan Trust I

JPMorgan Access Balanced Fund

JPMorgan Access Growth Fund

JPMorgan California Tax Free Bond Fund

JPMorgan Corporate Bond Fund

JPMorgan Diversified Fund

JPMorgan Emerging Markets Debt Fund

JPMorgan Emerging Markets Equity Fund

JPMorgan Emerging Markets Strategic Debt Fund

JPMorgan Equity Focus Fund

JPMorgan Europe Dynamic Fund

JPMorgan Floating Rate Income Fund

JPMorgan Global Allocation Fund

JPMorgan International Global Bond Opportunities Fund

JPMorgan Hedged Equity Fund

JPMorgan Hedged Equity 2 Fund

JPMorgan Hedged Equity 3 Fund

JPMorgan High Yield Municipal Fund (formerly known as JPMorgan Tax High Yield Municipal Fund)

JPMorgan Income Fund

JPMorgan Income Builder Fund

JPMorgan Inflation Managed Bond Fund

JPMorgan Intermediate Tax Free Bond Fund

JPMorgan International Equity Fund

JPMorgan International Focus Fund (formerly known as JPMorgan International Unconstrained Equity Fund)

JPMorgan International Value Fund

JPMorgan U.S. Applied Data Science Value Fund (formerly known as JPMorgan Intrepid Value Fund)

JPMorgan Managed Income Fund

JPMorgan Mid Cap Equity Fund

JPMorgan New York Tax Free Bond Fund

JPMorgan Opportunistic Equity Long/Short Fund

JPMorgan Research Market Neutral Fund

JPMorgan Short Duration Core Plus Fund

JPMorgan Small Cap Blend Fund

JPMorgan Small Cap Equity Fund

JPMorgan U.S. Sustainable Leaders Fund (formerly known as JPMorgan Intrepid Advantage Fund)

JPMorgan SmartRetirement Income Fund

JPMorgan SmartRetirement 2020 Fund

JPMorgan SmartRetirement 2025 Fund

JPMorgan SmartRetirement 2030 Fund

JPMorgan SmartRetirement 2035 Fund

JPMorgan SmartRetirement 2040 Fund

Schedule A-1

JPMorgan Trust I (continued)

JPMorgan SmartRetirement 2045 Fund

JPMorgan SmartRetirement 2050 Fund

JPMorgan SmartRetirement 2055 Fund

JPMorgan SmartRetirement 2060 Fund

JPMorgan SmartRetirement Blend Income Fund

JPMorgan SmartRetirement Blend 2020 Fund

JPMorgan SmartRetirement Blend 2025 Fund

JPMorgan SmartRetirement Blend 2030 Fund

JPMorgan SmartRetirement Blend 2035 Fund

JPMorgan SmartRetirement Blend 2040 Fund

JPMorgan SmartRetirement Blend 2045 Fund

JPMorgan SmartRetirement Blend 2050 Fund

JPMorgan SmartRetirement Blend 2055 Fund

JPMorgan SmartRetirement Blend 2060 Fund

JPMorgan Strategic Income Opportunities Fund

JPMorgan Tax Aware Equity Fund

JPMorgan Tax Aware Real Return Fund

JPMorgan Total Return Fund

JPMorgan U.S. Equity Fund

JPMorgan U.S. GARP Equity Fund (formerly known as JPMorgan Intrepid Growth Fund)

JPMorgan U.S. Large Cap Core Plus Fund

JPMorgan U.S. Research Enhanced Equity Fund (formerly known as JPMorgan Disciplined Equity Fund)

JPMorgan U.S. Small Company Fund

JPMorgan U.S. Value Fund (formerly known as JPMorgan Growth and Income Fund)

JPMorgan Unconstrained Debt Fund

JPMorgan Value Advantage Fund

JPMorgan Trust II

JPMorgan Core Bond Fund

JPMorgan Core Plus Bond Fund

JPMorgan Equity Income Fund

JPMorgan Equity Index Fund

JPMorgan Government Bond Fund

JPMorgan High Yield Fund

JPMorgan International Research Enhanced Equity Fund

JPMorgan Investor Balanced Fund

JPMorgan Investor Conservative Growth Fund

JPMorgan Investor Growth Fund

JPMorgan Investor Growth & Income Fund

JPMorgan Large Cap Growth Fund

JPMorgan Large Cap Value Fund

JPMorgan Limited Duration Bond Fund

JPMorgan Market Expansion Enhanced Index Fund

JPMorgan Mid Cap Growth Fund

JPMorgan Mortgage-Backed Securities Fund

Schedule A-2

JPMorgan Trust II (continued)

JPMorgan Short Duration Bond Fund

JPMorgan Short-Intermediate Municipal Bond Fund

JPMorgan Small Cap Growth Fund

JPMorgan Small Cap Value Fund

JPMorgan SMID Cap Equity Fund (formerly known as JPMorgan Intrepid Mid Cap Fund)

JPMorgan Sustainable Municipal Income Fund (formerly known as JPMorgan Municipal Fund)

JPMorgan Tax Free Bond Fund

J.P. Morgan Fleming Mutual Fund Group, Inc.

JPMorgan Mid Cap Value Fund

JPMorgan Institutional Trust

JPMorgan Core Bond Trust

JPMorgan Intermediate Bond Trust

JPMorgan Insurance Trust

JPMorgan Insurance Trust Core Bond Portfolio

JPMorgan Insurance Trust Global Allocation Portfolio

JPMorgan Insurance Trust Income Builder Portfolio

JPMorgan Insurance Trust Mid Cap Value Portfolio

JPMorgan Insurance Trust Small Cap Core Portfolio

JPMorgan Insurance Trust U.S. Equity Portfolio

J.P. Morgan Mutual Fund Investment Trust

JPMorgan Growth Advantage Fund

Undiscovered Managers Funds

JPMorgan Realty Income Fund

Undiscovered Managers Behavioral Value Fund

J.P. Morgan Exchange-Traded Fund Trust

JPMorgan Diversified Return Emerging Markets Equity ETF

JPMorgan ActiveBuilders Emerging Markets Equity ETF (formerly known as JPMorgan Emerging Markets Equity Core ETF)

JPMorgan Inflation Managed Bond ETF

JPMorgan Trust IV

JPMorgan Core Focus SMA Fund

JPMorgan International Hedged Equity Fund

JPMorgan Macro Opportunities Fund

JPMorgan Equity Premium Income Fund

JPMorgan Emerging Markets Research Enhanced Equity Fund

JPMorgan SmartSpending 2015 Fund (formerly known as JPMorgan SmartSpending 2050 Fund)

JPMorgan SmartSpending 2020 Fund

JPMorgan Ultra-Short Municipal Fund

Schedule A-3

Schedule B: Acquired Funds

Exchange-Traded Funds:

BlackRock ETF Trust

All Series

BlackRock ETF Trust II

All Series

iShares Trust

All Series

iShares, Inc.

All Series

iShares U.S. ETF Trust

All Series

Open-End Mutual Funds:

BlackRock Funds V

BlackRock High Yield Bond Portfolio

12d1-4 List. This Schedule B is amended to exclude any Acquired Fund that is at the time included on the list of funds that are not permissible as Acquired Funds (the “Ineligible Funds”) and is supplemented to include Acquired Funds that are subject to certain additional terms of investment as set forth in the Agreement (the “Enumerated Funds”), along with related requirements (the “12d1-4 List”), all such additional terms and requirements being deemed incorporated by reference into the Agreement, which is maintained at https://www.ishares.com/us/literature/shareholder-letters/blackrock-12d1- 4-list.pdf, as such site is amended, supplemented or revised and in effect from time to time.

Schedule A-1